[LETTERHEAD of
                          KINGERY, CROUSE & HOHL P.A.]



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-4 of our report dated January 3, 2001, with respect to the financial statements of Adar Alternative Two, Inc. as of and for the period April 6, 1999 (date of incorporation) to December 31, 2000, filed with the Securities and Exchange Commission.



January 25, 2001

Tampa, Florida